                                                                         Page 41
                                   EXHIBIT 21


                  SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION
                   PLACE OF INCORPORATION AND PERCENTAGE OWNED


                                                            PLACE OF            PERCENTAGE
                  SUBSIDIARY                              INCORPORATION            OWNED
                  ----------                              -------------         ----------
CONSOLIDATED CONVERTING CO
Whittier, California                                      California                100%

CUBIC APPLICATIONS, INC
Lacey, Washington                                         California                100%

CUBIC TRANSPORTATION SYSTEMS, INC
San Diego, California                                     California                100%

CUBIC COMMUNICATIONS, INC
San Diego, California                                     California                100%

CUBIC DATA SYSTEMS, INC
San Diego, California                                     California                 90%

CUBIC DEFENSE SYSTEMS, INC
San Diego, California                                     California                100%

CUBIC FOREIGN SALES, INC                                  St. Thomas
San Diego, California                                     U.S. Virgin Islands       100%

CUBIC LAND, INC
San Diego, California                                     California                100%

CUBIC TRANSPORTATION SYSTEMS LIMITED
London, England                                           England                   100% *
  * (100% owned subsidiary of Cubic (UK) Limited)

CUBIC (UK) LIMITED
London, England                                           England                   100%

CUBIC VIDEOCOMM, INC
San Diego, California                                     Delaware                  100%

CUBIC WORLDWIDE TECHNICAL SERVICES, INC
San Diego, California                                     Delaware                  100%

NAVSAT CORPORATION
San Diego, California                                     California                100%


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                                                                         Page 42
SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION--CONTINUED


                                                                       PLACE OF       PERCENTAGE
                  SUBSIDIARY                                          INCORPORATION     OWNED
                  ----------                                          -------------   ----------
SCANPOINT TECHNOLOGY A/S
Brondby, Denmark                                                          Denmark       100%*
  * (100% owned subsidiary of Cubic Transportation Systems, Inc.)

SOUTHERN CUBIC PTY., LTD
New South Wales, Australia                                                Australia     100% *
  * (50% owned subsidiary of Cubic Corporation and
      50% owned subsidiary of Cubic Transportation Systems, Inc.)

THORN TRANSIT SYSTEMS INTERNATIONAL
Wells, England                                                            England       100% *
  * (100% owned subsidiary of Cubic (UK) Limited)

CUBIC TRANSPORTATION SYSTEMS FAR EAST LIMITED
Hong Kong, China                                                          Hong Kong     100%